Registration Nos.





                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  __________________

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  __________________

       JERSEY CENTRAL POWER & LIGHT COMPANY        JCP&L CAPITAL, L.P.
          (Exact name of registrant as        (Exact name of registrant as
           specified in its charter)           specified in its charter)

                    NEW JERSEY                            DELAWARE
          (State or other jurisdiction of   (State or other jurisdiction of
           incorporation or organization)    incorporation or organization)

                 21-0485010                           51-0364870
             (I.R.S. Employer                   (I.R.S. Employer
              Identification No.)                Identification No.)

             300 Madison Avenue               Mellon Bank Center
           Morristown, New Jersey 07962-1911  Second Floor
             (201) 455-8200                   919 N. Market Street
                                              Wilmington, Delaware 19801
                                              (302) 654-5893

          (Addresses, including zip codes, and telephone numbers, including area codes, of registrants' principal executive offices)

                                  TERRANCE G. HOWSON
                             Vice President and Treasurer
                               GPU Service Corporation
                                100 Interpace Parkway
                          Parsippany, New Jersey 07054-1149
                                    (201) 263-6500
              (Name, address, including zip code, and telephone number,
            including area code, of agent for service for each registrant)

                     Please send copies of all communications to:

                                RICHARD S. COHEN, ESQ.
                           Secretary and Corporate Counsel
                         Jersey Central Power & Light Company
                                  300 Madison Avenue
                          Morristown, New Jersey 07962-1911
                                    (201) 455-8200





          DOUGLAS E. DAVIDSON, ESQ.             STEPHEN K. WAITE, ESQ.
          Berlack, Israels & Liberman           Winthrop,  Stimson,  Putnam &
          120 West 45th Street                  Roberts
          New York, New York 10036-4003         One Battery Park Plaza
          (212) 704-0100                        New York,  New York  10004-1490
                                                (212) 858-1000
                                 ____________________

               Approximate date of commencement of proposed sale to the public: to be determined by market conditions after the effective date of this Registration Statement.
                                 ____________________

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

                           CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                      Maximum       Maximum
          Title of Each  Amount       Offering      Aggregate
          Class of       To Be        Price Per     Offering     Amount Of
          Securities To  Registered   Unit          Price	 Registration
          Be Registered  (1)          (1)(2)(3)(4)  (1)(2)(3)(4) Fee(1)


          JCP&L
          Capital, L.P.
            limited
            partner
            interests
          Jersey Central
          Power & Light
          Company
            Subordinated
            Debentures
          Jersey Central
          Power & Light
          Company
            Guarantee
            with respect
            to JCP&L
            Capital, L.P.
            limited
            partner
            interests

          Total          $125,000,000    100%       $125,000,000    $43,104

          (1) There are being registered hereunder limited partner interests of JCP&L Capital, L.P. with an aggregate initial offering price not to exceed $125,000,000, plus up to $125,000,000 aggregate principal amount of Subordinated Debentures of Jersey Central Power & Light Company which may be distributed upon a dissolution of JCP&L Capital, L.P., for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

          (2)  Estimated  solely  for   the  purpose  of   determining  the
               registration fee.

          (3)  Exclusive of accrued interest and distributions, if any.

          (4) No separate consideration will be received for Jersey Central Power & Light Company's Guarantee.



                                 ____________________

               The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      SUBJECT TO COMPLETION, DATED MARCH 2, 1995
              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, 1995


                           ___________ Preferred Securities

                                    JCP&L Capital

                 __% Cumulative Monthly Income Preferred Securities,
                                       Series A

                 (liquidation preference $25 per Preferred Security)
                    guaranteed to the extent the issuer has funds
                                as set forth herein by

                         JERSEY CENTRAL POWER & LIGHT COMPANY

                                  __________________

               The __% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by JCP&L Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("JCP&L Capital"). All of the general partner interests in JCP&L Capital are owned by JCP&L Preferred Capital, Inc. (the "General Partner"), a Delaware corporation and a wholly owned subsidiary of Jersey Central Power & Light Company, a New Jersey corporation (the "Company"). JCP&L Capital exists for the sole purpose of issuing its partner interests and using the proceeds thereof to purchase the Company's subordinated debentures. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions (hereinafter called "Dividends") and amounts payable on liquidation over the general partner interests in JCP&L Capital, and will rank pari passu with all other series of Preferred Securities which may be issued by JCP&L Capital. See "Description of Preferred Securities" in the accompanying Prospectus.

               Holders  of  the  Series  A  Preferred  Securities  will  be entitled to receive cumulative preferential cash Dividends at an annual rate of __% of the liquidation preference of $25 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year, commencing ___________, 1995. The payment of Dividends, to the extent that JCP&L Capital has sufficient cash on hand to permit such payments and funds legally available therefor, and payments on liquidation or redemption with respect to the Series A Preferred Securities are guaranteed on a limited basis by the Company to the extent set forth herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus.
          If the Company fails to make interest payments on the ___% Deferrable Interest Subordinated Debentures, Series A ("Series A Subordinated Debentures") purchased by JCP&L Capital with the proceeds of this offering, JCP&L Capital will have insufficient funds to pay Dividends on the Series A Preferred






          Securities, and, since the Guarantee does not cover the payment of Dividends for which JCP&L Capital does not have sufficient funds available, the Company would not be obligated under the Guarantee to make such undeclared Dividend payments. In such event, the remedy of a holder of Series A Preferred Securities is to enforce JCP&L Capital's rights under the Series A Subordinated Debentures. See "Description of the Subordinated Debentures - Enforcement of Certain Rights by Holders of Preferred Securities".

               The Company's obligations under the Guarantee and the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company (which aggregated approximately $1,547,000,000 at December 31, 1994). In addition, the Company has the right to extend from time to time the interest payment period on the Series A Subordinated Debentures for up to 60 consecutive months, at the end of which period all accrued and unpaid interest is required to be paid in full. As a consequence, Dividends on the Series A Preferred Securities will be deferred by JCP&L Capital during any such extended interest payment period. However, during any such extended interest payment period (which the Company considers remote), the Company may not declare or pay any dividends on, or redeem or acquire, any of its preferred or common stock.

               The Series A Preferred Securities are redeemable at the option of JCP&L Capital, in whole or in part, from time to time, on or after ___________, 2000, at $25 per Series A Preferred Security plus any accumulated and unpaid Dividends (including any additional Dividends accruing thereon) to the date fixed for redemption (the "Redemption Price"), and will be redeemed at such price from the proceeds of any repayment or redemption of the Series A Subordinated Debentures. See "Description of Preferred Securities-Mandatory Redemption; Optional Redemption".

               Upon the occurrence of certain special events arising from a change in law or a pronouncement or decision interpreting or applying such law, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of JCP&L Capital. In such event, JCP&L Capital may dissolve and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in JCP&L Capital. See "Description of Preferred Securities-Optional Redemption; Special Event Redemption or Distribution" and "Description of the Subordinated Debentures" in the accompanying Prospectus. If the Series A Subordinated Debentures are so distributed, the Company will use its best efforts to have them listed on the same exchange on which the Series A Preferred Securities are then listed.

               In the event of the dissolution of JCP&L Capital, the holders of Series A Preferred Securities will be entitled to a liquidation preference for each Series A Preferred Security of $25 plus any accumulated and unpaid Dividends (including any additional Dividends accruing thereon) to the date of payment, unless, in connection with such dissolution, Series A Subordinated Debentures






          are distributed to the holders of the Series A Preferred Securities. See "Description of Preferred Securities-Liquidation Distribution" in the accompanying Prospectus.

                                 ___________________

               See "Certain Investment Considerations" for certain considerations relevant to an investment in the Series A Preferred Securities, including circumstances under which payment of Dividends on the Series A Preferred Securities may be deferred and optional redemption events.
                                 ___________________

               Application will be made to list the Series A Preferred Securities on the New York Stock Exchange.
                                 ___________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
                        OR THE PROSPECTUS TO WHICH IT RELATES.
                          ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.
                                 ____________________
                                                            Proceeds to
                              Initial Public Underwriting   JCP&L
                              Offering Price Commission(1)  Capital (2)(3)

          Per Series A
           Preferred
           Security..........$   25.00            (2)       $   25.00
          Total..............$  _______           (2)       $ _______
          ________

          (1) JCP&L Capital and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

          (2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Company's Series A Subordinated Debentures, the Company will pay the Underwriters, as compensation for their services, the amount of $____ per Series A Preferred Security (or $____ in the aggregate), except that such compensation will be $___ per Series A Preferred Security sold to certain institutions, thus reducing the aggregate compensation specified above. See "Underwriting".

          (3) Expenses of the offering which are payable by the Company are estimated to be $360,000.







               The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of certificates for the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or about ___________, 1995.



                                 Merrill Lynch & Co.





               The date of this Prospectus Supplement is ___________, 1995.

                                 ___________________

               Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                 ___________________


               IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



















               The following information concerning the Series A Preferred Securities, the Guarantee and the Series A Subordinated Debentures supplements and should be read in conjunction with the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meanings as in the accompanying Prospectus.


                                    JCP&L CAPITAL

               JCP&L Capital is a limited partnership formed under the laws of the State of Delaware, all of the general partner interests in which are owned by the General Partner, a wholly owned special purpose subsidiary of the Company. JCP&L Capital exists solely for the purpose of issuing its partner interests and utilizing the proceeds thereof to acquire the Company's Subordinated Debentures. All of the business and affairs of JCP&L Capital will be managed by the General Partner, subject to JCP&L Capital's Amended and Restated Limited Partnership Agreement, which will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.


                         JERSEY CENTRAL POWER & LIGHT COMPANY

               The Company, a public utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of General Public Utilities Corporation ("GPU"), a holding company registered under the Public Utility Holding Company Act of 1935. In 1994, the Company provided retail service to approximately 917,000 customers in an area in northern, western and east central New Jersey having an estimated population of approximately 2,600,000. The Company is affiliated with Metropolitan Edison Company and Pennsylvania Electric Company, which are also wholly owned subsidiaries of GPU.


                          CERTAIN INVESTMENT CONSIDERATIONS

               Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

                    Subordinate  Obligations  Under the  Guarantee  and the
               Series A Subordinated Debentures. The Company's obligations under the Guarantee and the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. At December 31, 1994, Senior Indebtedness of the Company aggregated approximately $1,547,000,000. There are no terms in the Series A Preferred Securities, the Series A Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that





               ranks senior to the Series A Subordinated Debentures and the Guarantee. See "Description of the Guarantee-Status of the Guarantee" and "Description of the Subordinated Debentures-Subordination" in the accompanying Prospectus.

                    The Guarantee guarantees payment  to the holders of the
               Series A Preferred Securities of accumulated and unpaid monthly Dividends, amounts payable on redemption, and amounts payable on liquidation of JCP&L Capital, in each case, however, only to the extent that JCP&L Capital has funds on hand legally available therefor. If JCP&L were to default in its obligation to pay interest or amounts payable on redemption or maturity of the Series A Subordinated Debentures, JCP&L Capital would lack legally available funds for the payment of Dividends or amounts payable on redemption of the Series A Preferred Securities or on liquidation of JCP&L Capital, and in such event holders of the Series A Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Series A Preferred Securities may appoint a special representative who would be required to seek enforcement of JCP&L Capital's rights against JCP&L pursuant to the terms of the Indenture. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus.

                    Option to  Extend Interest Payment Period  for Series A
               Subordinated Debentures; Resulting Deferral of Dividends; Tax Consequences. The Company has the right under the Indenture to extend the interest payment period on the Series A Subordinated Debentures at any time and from time to time to up to 60 consecutive months, and, as a consequence, monthly Dividends on the Series A Preferred Securities can be deferred by JCP&L Capital during any such extended interest payment period (but will continue to accumulate, with Dividends accruing thereon at the rate applicable to the Series A Preferred Securities). In the event that the Company exercises its right to extend, the Company may not declare or pay dividends on any shares of its preferred or common stock until deferred interest on the Series A Subordinated Debentures is paid in full. JCP&L Capital and the Company currently believe that the extension of an interest payment period on the Series A Subordinated Debentures is remote. See "Description of Preferred Securities-Dividends" and "Description of the Subordinated Debentures-Option to Extend Interest Payment Period" in the accompanying Prospectus.

                    Should an extended interest payment period occur, JCP&L
               Capital will continue to accrue income for United States federal income tax purposes with respect to such deferred interest which income will be allocated, but not distributed, to holders of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from JCP&L Capital if such a holder disposes of the Series A Preferred Securities prior to the record date for payment of Dividends. See "United States Taxation-Potential Extension of Interest Payment Period" in the accompanying Prospectus.

                    Special  Event Redemption  or  Distribution.   Upon the
               occurrence and continuation of a Special Event arising from a change in law or a pronouncement or decision interpreting or applying any applicable law (see "Description of Preferred Securities-Special Event Redemption or Distribution" in the accompanying Prospectus), the General Partner shall either: (i) redeem the Series A Preferred Securities in whole (and not in part); or (ii) dissolve JCP&L Capital and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of such holders' interests in JCP&L Capital, provided that JCP&L Capital shall have received an opinion of tax counsel (which may be regular tax counsel to the Company or an affiliate but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution. Alternatively, in the case of a Tax Event only, JCP&L Capital may elect to cause the Series A Preferred Securities to remain outstanding.


                                   USE OF PROCEEDS

               The proceeds to be received by JCP&L Capital from the sale of the Series A Preferred Securities will be used to purchase Series A Subordinated Debentures of the Company and will be applied by the Company to the repayment of outstanding short-term debt incurred to fund the Company's construction program and retirement of senior securities.


                  CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

               The following information should be read in conjunction with the statements under "Description of Preferred Securities" in the accompanying Prospectus.

          General

               All of the  general partner interests  in JCP&L Capital  are owned by the General Partner. The Limited Partnership Agreement authorizes the General Partner to cause JCP&L Capital to issue one or more series of Preferred Securities. The Series A Preferred Securities are the first series so issued. All series of Preferred Securities will rank equally, and will have a preference over the general partner interests in JCP&L Capital, with respect to Dividends and amounts payable on redemption or liquidation.

          Amount, Dividends, Redemption

               An aggregate of ___________ Series A Preferred Securities, having an aggregate stated liquidation preference of $__________ ($25 per Series A Preferred Security), are being offered hereby. Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable monthly in arrears on the last day of each calendar month of each year, commencing ______________, 1995, except as otherwise described in the accompanying Prospectus.

               The Dividends payable on each Series A Preferred Security will be fixed at a rate per annum of __% of the $25 stated liquidation preference thereof.

               The Series A Preferred Securities will be redeemable at the option of JCP&L Capital, in whole or in part from time to time, on or after _________________, 2000 at the Redemption Price. In addition, the Series A Preferred Securities are subject to redemption at the Redemption Price under circumstances described under "Description of Preferred Securities-Mandatory Redemption; Optional Redemption; Special Event Redemption or Distribution" in the accompanying Prospectus.


                            CERTAIN TERMS OF THE SERIES A
                               SUBORDINATED DEBENTURES

               The following information should be read in conjunction with the statements under "Description of the Subordinated Debentures" in the accompanying Prospectus.

          General

               The Series A Subordinated Debentures will be issued under the Indenture dated as of ______________, 1995 between the Company and United States Trust Company of New York, as Trustee, and may be distributed to the holders of Series A Preferred Securities upon a dissolution of JCP&L Capital under circumstances described under "Description of Preferred Securities-Special Event Redemption or Distribution" in the accompanying Prospectus.

          Principal Amount, Interest, Maturity, Redemption

               An aggregate of $_____________ principal amount of Series A Subordinated Debentures will be issued, such amount being the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partner's related capital contribution.

               Each Series A Subordinated Debenture will bear interest at the rate of __% per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year, except as otherwise provided in the accompanying Prospectus.






               The Series A Subordinated Debentures will mature on __________, 2044 and will be redeemable at the option of the Company at any time on or after _________________, 2000 at a Debenture Redemption Price equal to 100% of their principal amount plus accrued and unpaid interest to the Redemption Date, together with any additional interest accrued thereon. The Series A Subordinated Debentures are also redeemable upon the occurrence of certain events which cause the Series A Preferred Securities to become redeemable. Proceeds from the repayment or redemption of Series A Subordinated Debentures will be applied to redeem the Series A Preferred Securities.


                                     UNDERWRITING

               Subject to the terms and conditions of the Underwriting Agreement, JCP&L Capital has agreed to sell to each of the several Underwriters named below, and each of the Underwriters, for whom Merrill Lynch & Co. and ________________ are acting as Representatives, has severally agreed to purchase from JCP&L Capital the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                 Number of
                                                                 Series A
                                                                 Preferred
                                   Underwriter                   Securities

                     Merrill Lynch & Co. . . . . . . . . . . .
                     . . . . . . . . . . . . . . . . . . . . .
                     . . . . . . . . . . . . . . . . . . . . .
                     . . . . . . . . . . . . . . . . . . . . .
                     . . . . . . . . . . . . . . . . . . . . .




                                  Total  . . . . . . . . . . .  ___________

               Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

               The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $____ per Series A Preferred Security, except that such concession will be $___ per Series A Preferred Security sold to certain institutions. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per Series A Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.






               In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Company's Series A Subordinated Debentures, the Company will pay to the Underwriters, as compensation for their services, the amount of $____ per Series A Preferred Security for the accounts of the several Underwriters, except that such compensation will be $___ per Series A Preferred Security sold to certain institutions.

               The Company and JCP&L Capital have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date, after the closing date, on which the distribution of the Series A Preferred Securities and the Guarantee ceases, as determined by the Underwriters, or (ii) 90 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partner interests of JCP&L Capital, or any preferred stock or any other securities of JCP&L Capital or the Company which are substantially similar to the Series A Preferred Securities or the Guarantee, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partner interests, preferred stock or such substantially similar securities of either JCP&L Capital or the Company without the prior written consent of the Underwriters.

               Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

               JCP&L Capital and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

               Certain of the Underwriters engage in transactions with, and from time to time have performed services for, the Company and its affiliates in the ordinary course of business.






                      SUBJECT TO COMPLETION, DATED MARCH 2, 1995

          PROSPECTUS

                                     $125,000,000


                                    JCP&L CAPITAL


                                 Preferred Securities

                   guaranteed to the extent the issuer has funds as
                                 set forth herein by


                         JERSEY CENTRAL POWER & LIGHT COMPANY



               JCP&L Capital, L.P. ("JCP&L Capital"), a Delaware limited partnership, all of the general partner interests in which are owned by a wholly owned subsidiary of Jersey Central Power & Light Company (the "Company"), may offer, from time to time, its preferred securities, representing limited partner interests ("Preferred Securities"), in one or more series. The payment of periodic cash distributions (hereinafter called "Dividends") with respect to Preferred Securities of any series, out of funds held by JCP&L Capital and legally available therefor, and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed on a limited basis by the Company to the extent described herein ("Guarantee"). The Company's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company but senior in right of payment to the Company's preferred and common stock. Deferrable Interest Subordinated Debentures of the Company ("Subordinated Debentures") will also be issued and sold from time to time in one or more series by the Company to JCP&L Capital in connection with the investment of the proceeds from the offering of Preferred Securities. Subordinated Debentures subsequently may be distributed to holders of Preferred Securities in connection with a dissolution of JCP&L Capital upon the occurrence of certain events as described under "Description of Preferred Securities-Special Event Redemption or Distribution". The Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities offered hereby shall not exceed $125,000,000.





               The specific designation, Dividend rate (or method of determination thereof), and any other rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of the particular series in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement pertaining to such series (a "Prospectus Supplement").

                              _________________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                       COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.  ANY
                            REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.
                              _________________________


               The Preferred Securities may be sold to or through underwriters or dealers as designated from time to time. See "Plan of Distribution". The names of any such underwriters or dealers involved in the sale of the Preferred Securities of the particular series in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company will also be set forth in a Prospectus Supplement.


                  The date of this Prospectus is ___________, 1995.






























          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



















































                                AVAILABLE INFORMATION

               The Company is subject  to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of the Company's securities are listed on, and reports and other information concerning the Company may also be inspected at the offices of, the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement"), which the Company and JCP&L Capital have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

               No separate financial statements of JCP&L Capital have been included herein. The Company and JCP&L Capital do not consider that such financial statements would be material to holders of Preferred Securities because JCP&L Capital is a newly formed special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. See "JCP&L Capital".


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

                         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

                         2. The Company's Current Reports on Form 8-K dated February 16, 1994 and February 28, 1994; and

                         3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.






               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               Any person receiving a copy of this Prospectus or any Prospectus Supplement may obtain, without charge, upon written or oral request, a copy of any or all of the documents incorporated herein or therein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Jersey Central Power & Light Company, 300 Madison Avenue, Morristown, New Jersey 07962-1911,
          Attention:   Secretary.  The  Company's telephone number is (201)
          455-8200.


                         JERSEY CENTRAL POWER & LIGHT COMPANY

               The Company, a public utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of General Public Utilities Corporation ("GPU"), a holding company registered under the Public Utility Holding Company Act of 1935. In 1994, the Company provided retail service to approximately 917,000 customers in an area in northern, western and east central New Jersey having an estimated population of approximately 2,600,000. The Company's principal executive offices are located at 300 Madison Avenue, Morristown, New Jersey 07962-1911 and its telephone number is (201) 455-8200.

               During 1994, residential sales accounted for approximately 44% of the Company's operating revenues from customers and 41% of kilowatt-hour ("kwh") sales to customers; commercial sales accounted for approximately 38% of operating revenues from customers and 38% of kwh sales to customers; industrial sales accounted for approximately 17% of operating revenues from customers and 21% of kwh sales to customers; and sales to a rural electric cooperative, municipalities (primarily for street and highway lighting) and others accounted for approximately 1% of operating revenues from customers and less than 1% of kwh sales to customers. The Company also makes interchange and spot market sales of electricity to other utilities. The revenues derived from the largest single customer accounted for less than 3% of the electric operating revenues for the year and the 25 largest







          customers, in the aggregate, accounted for approximately 10% of such revenues.

               The electric generating and transmission facilities of the Company and its affiliates, Metropolitan Edison Company and Pennsylvania Electric Company, are physically interconnected and are operated as a single integrated and coordinated system. The transmission facilities of the integrated system are physically interconnected with neighboring nonaffiliated utilities in Pennsylvania, New Jersey, Maryland, New York and Ohio. The Company is a member of the Pennsylvania-New Jersey-Maryland Interconnection ("PJM") and the Mid-Atlantic Area Council, an organization providing coordinated review of the planning by utilities in the PJM area. The interconnection facilities are used for substantial capacity and energy interchange and purchased power transactions as well as emergency assistance.

               The Company owns the Oyster Creek nuclear generating station in Lacey Township, New Jersey, and 25% undivided interests in Unit 1 and the inactive Unit 2 of the Three Mile Island nuclear generating station near Middletown, Pennsylvania. The Company's nuclear generating facilities are operated by GPU Nuclear Corporation, a subsidiary of GPU. The Company and its affiliates are seeking regulatory approval for GPU Generation Corporation, a newly formed subsidiary of GPU, to operate and maintain their fossil-fueled and hydroelectric generating facilities.


                                  FINANCING PROGRAM

               Depending upon market conditions, during 1995 JCP&L Capital expects to offer up to $125,000,000 stated liquidation preference of Preferred Securities, the proceeds of which would be used to purchase the Company's Subordinated Debentures. Pursuant to one or more separate offerings, the Company may also offer during 1995-96 up to a maximum aggregate principal amount and stated value of $275,000,000 of first mortgage bonds, which may be in the form of secured medium-term notes, and cumulative preferred stock. The Company also expects to have short-term borrowings outstanding from time to time during such period.






















                CERTAIN COMPANY CONSOLIDATED FINANCIAL INFORMATION (1)
                                (Dollars In Thousands)




                                       Years Ended December 31,



                                   1992              1993        1994


          Income Summary:

               Operating
                 Revenues        $1,774,071       $1,935,909  $1,952,425

               Net Income           117,361          158,344     162,841












































                                                   December 31, 1994
                                                       (unaudited)

                                           Actual           Pro Forma (2)

                                         Amount     %        Amount     %
          Capital Structure:
             Long-term debt
             (including unamortized
              net discount)(3)        $1,215,883  44.0%    $1,215,883  42.1%

             Preferred Stock
               (including premium)       187,741    6.8       187,741   6.5
             Preferred Securities of
               Subsidiary                    -       -        125,000   4.3
             Common Equity             1,361,668   49.2     1,361,668  47.1

             Total                    $2,765,292   100.0%  $2,890,292 100.0%
          ____________________

          (1) This information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (2) Gives effect to the issuance of $125,000,000 aggregate stated liquidation preference of Preferred Securities and the use of the proceeds thereof to purchase the Company's Subordinated Debentures.

          (3) Includes obligations due within one year.


                               COMPANY COVERAGE RATIOS

                                (Dollars in Thousands)

               The Company's Ratio of Earnings to Fixed Charges for each of the periods indicated was as follows:
                                                          Twelve Months
                                                              Ended
                                                        December 31, 1994
                   Years Ended December 31,                 (unaudited)
              1990       1991      1992      1993

              2.71       2.69      2.54      3.03             3.09

               The Ratio of Earnings to Fixed Charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of Income Before Cumulative Effect of Accounting Change, to which has been added fixed charges and taxes based on income. Fixed charges consist of interest on funded indebtedness, other interest, amortization of net discount on debt and the interest portion of all rentals charged to income.






               The Company's Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for each of the periods indicated was as follows:
                                                              Twelve
                                                           Months Ended
                                                          December 31, 1994
                   Years Ended December 31,                  (unaudited)
               1990      1991      1992      1993

               2.22      2.13      2.00      2.49               2.60


               The Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends represents, on a pre-tax basis, the number of times earnings cover fixed charges and preferred stock dividends. Earnings consist of Income Before Cumulative Effect of Accounting Change, to which has been added fixed charges and taxes based on income of the Company. Combined fixed charges and preferred stock dividends consist of interest on funded indebtedness, other interest, amortization of net discount on debt, preferred stock dividends (increased to reflect the pre-tax earnings required to cover such dividend requirements) and the interest portion of all rentals charged to income.


                                   USE OF PROCEEDS

               The proceeds to be received by JCP&L Capital from the sale of the Preferred Securities will be used to purchase Subordinated Debentures of the Company and, unless otherwise specified in any Prospectus Supplement, will be applied by the Company to the repayment of outstanding short-term debt incurred to fund the Company's construction program and retirement of senior securities.

                                    JCP&L CAPITAL

               JCP&L Capital is a limited partnership formed under the laws of the State of Delaware. All of its general partner interests, which are non-transferable, are owned by JCP&L Preferred Capital, Inc. (the "General Partner"), a Delaware corporation and a wholly owned special purpose subsidiary of the Company, which will be the sole general partner of JCP&L Capital. JCP&L Capital's principal executive offices are located at Mellon Bank Center, Second Floor, 919 N. Market Street, Wilmington, Delaware 19801, and its telephone number is (302) 654-5893. As a limited partnership, all of the business and affairs of JCP&L Capital will be managed by the General Partner. JCP&L Capital exists solely for the purpose of issuing its partner interests and utilizing the proceeds thereof to acquire the Company's Subordinated Debentures, which will be issued under and pursuant to the Indenture (the "Indenture") dated as of ___________________, 1995 between the Company and United States Trust Company of New York, as Trustee (the "Trustee").








               JCP&L Capital has been advised by its special Delaware counsel that, assuming that a holder of Preferred Securities acts in conformity with the provisions of JCP&L Capital's Amended and Restated Limited Partnership Agreement, which will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Limited Partnership Agreement"), a holder of Preferred Securities (other than the General Partner) will not be liable for the debts, obligations and liabilities of JCP&L Capital, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of JCP&L Capital (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it).

               Pursuant to the Limited Partnership Agreement, each holder of Preferred Securities, upon acquisition thereof, will be deemed to have appointed the General Partner as such holder's attorney-in-fact to execute, in the name, place and stead of such holder, certain instruments, documents and certificates as may be required from time to time for the purposes contemplated in the Limited Partnership Agreement.


                         DESCRIPTION OF PREFERRED SECURITIES

          General

               All of the general partner  interests of JCP&L Capital  will be owned by the General Partner. The Limited Partnership Agreement will authorize the General Partner to establish series of Preferred Securities having such designations, rights, privileges, restrictions, and other terms and provisions, whether in regard to distributions, return of capital or otherwise, as the General Partner may determine. JCP&L Capital will therefore be authorized to issue and sell additional Preferred Securities from time to time, pursuant to the Registration Statement of which this Prospectus forms a part or otherwise; provided, however, that all Preferred Securities shall be of equal rank with regard to participation in the profits and the assets of
          JCP&L Capital including any payments upon the voluntary or involuntary dissolution and winding up of JCP&L Capital. The summary of certain terms and provisions of the Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement.


          Dividends

               Dividends on each series of Preferred Securities will be cumulative, will accrue from the date of issuance thereof and will be payable monthly in arrears on the last day of each calendar month of each year, except as otherwise described below.

               The Dividend rate applicable to a series of Preferred Securities shall be specified in a Prospectus Supplement.







               The Company, in its sole and absolute discretion, has the right under the Indenture to extend the interest payment period on the Subordinated Debentures at any time and from time to time for up to 60 consecutive months (but not beyond the maturity date of the Subordinated Debentures) and, as a consequence, monthly Dividends on the Preferred Securities can be deferred (but will continue to accumulate) by JCP&L Capital during any such extended interest payment period. Accrued and unpaid Dividends on the Preferred Securities will accrue additional Dividends in respect thereof after the monthly payment date therefor at the Dividend rate per annum applicable to the Preferred Securities. In the event that the Company exercises its right to extend the interest payment period, the Company may not declare or pay dividends on, or redeem, purchase or acquire, any of its preferred or common stock. JCP&L Capital and the Company currently believe that an extension of an interest payment period on the Subordinated Debentures and thus on the Preferred Securities is remote. See "Voting Rights" and "Description of the Subordinated Debentures-Option to Extend Interest Payment Period".

               The amount of the Dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly Dividend period, will be computed on the basis of the actual number of days elapsed in such period.

               JCP&L Capital may not pay a Dividend or make a distribution to a partner to the extent that at the time of the Dividend or distribution, after giving effect thereto, all liabilities of JCP&L Capital, other than liabilities to partners on account of their partner interests and liabilities for which the recourse of creditors is limited to specified property of JCP&L Capital, exceed the fair value of the assets of JCP&L Capital, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of JCP&L Capital only to the extent that the fair value of that property exceeds that liability.

               Dividends on the Preferred Securities must be paid by JCP&L Capital in any calendar year or portion thereof to the extent that JCP&L Capital has cash on hand sufficient to permit such payments and funds legally available therefor. It is anticipated that JCP&L Capital's earnings will consist only of interest payable by the Company under the Subordinated Debentures. See "Description of the Subordinated Debentures-Interest".

               Dividends on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of JCP&L Capital on the relevant record dates, which, so long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance-The Depository Trust Company". In the event that the Preferred Securities do not remain in book-entry-only form, the record dates will be the






          fifteenth day of each month. In the event that any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

          Certain Restrictions on JCP&L Capital

               If Dividends have not been paid in full on any series of Preferred Securities, JCP&L Capital may not:

                         (i) pay or declare any Dividends on any other series of Preferred Securities unless the amount of any Dividends paid or declared on any Preferred Securities is paid or declared on all Preferred Securities then outstanding on a pro rata basis on the date such Dividends are paid or declared, so that

                              (x) (a) the aggregate amount of Dividends paid or declared on such series of Preferred Securities bears to (b) the aggregate amount of Dividends paid or declared on all such Preferred Securities outstanding the same ratio as

                              (y)  (a) the  aggregate  of  all  accumulated
                         arrears of unpaid Dividends in respect of such series of Preferred Securities bears to (b) the aggregate of all accumulated arrears of unpaid
                         Dividends in respect of all such Preferred Securities outstanding;

                         (ii) pay  or declare  any distributions on  any of
                    its general partner interests; or

                         (iii) redeem, purchase or otherwise acquire any Preferred Securities or its general partner interests;

          until, in each case, such time as all accumulated and unpaid Dividends on all series of Preferred Securities shall have been paid in full for all prior Dividend periods. As of the date of this Prospectus, there are no Preferred Securities outstanding.

          Mandatory Redemption

               If the Company pays when due the Subordinated Debentures purchased by JCP&L Capital with the proceeds of the sale of a series of Preferred Securities or redeems such Subordinated Debentures at any time as described under "Description of the Subordinated Debentures-Optional Redemption", the proceeds will be applied to redeem the related series of Preferred Securities






          at a redemption price equal to the stated liquidation preference thereof, plus any accumulated and unpaid Dividends (including any additional Dividends accruing thereon) to the date fixed for redemption (the "Redemption Price").

          Optional Redemption

               The Preferred Securities of each series will be redeemable, at the option of JCP&L Capital, in whole or in part, at such time or times as shall be specified in a Prospectus Supplement, at the Redemption Price.

          Special Event Redemption or Distribution

               If a Special Event (as defined below) shall occur and be continuing, JCP&L Capital shall either: (i) redeem the Preferred Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event; provided that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which would not involve unreasonable cost or expense, which has no adverse effect on JCP&L Capital or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) dissolve JCP&L Capital and cause Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation preference of, and with an interest rate identical to, the Preferred Securities, to be distributed to the holders of the Preferred Securities in liquidation of such holders' interests in JCP&L Capital, within 90 days following the occurrence of such Special Event, provided, however, that JCP&L Capital shall have received an opinion of tax counsel (which may be regular tax counsel to the Company or an affiliate but not an employee thereof) to the effect that the holders of the Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution. Alternatively, in the case of a
          Tax Event only, JCP&L Capital may elect to have the Preferred Securities remain outstanding. Either a Tax Event or an Investment Company Act Event shall be deemed a "Special Event".

               "Tax Event" means that JCP&L Capital shall have received an opinion of tax counsel (which may be regular tax counsel to the
          Company or an affiliate but not an employee thereof) to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying any applicable laws or regulations, which amendment or change is effective, or which pronouncement or decision has been issued or rendered, on or after the date of issuance of any series of Preferred Securities, there is more than an insubstantial risk that (i) JCP&L Capital will be subject to federal income tax with






          respect to interest received on the Subordinated Debentures or JCP&L Capital will otherwise not be taxed as a partnership, (ii) interest payable on the Subordinated Debentures will not be deductible for federal income tax purposes or (iii) JCP&L Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

               "Investment Company Act Event" means the occurrence of a change in law or regulation or a change in an official interpretation of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 40 Act Law") to the effect that JCP&L Capital is or will be considered an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 40 Act Law becomes effective on or after the date of issuance of any series of Preferred Securities; provided that no Investment Company Act Event shall be deemed to have occurred if JCP&L Capital shall have received an opinion of counsel (which may be regular counsel to the Company or an affiliate but not an employee thereof) to the effect that the Company and/or JCP&L Capital have taken reasonable measures, in their discretion, to avoid such Change in 40 Act Law so that in the opinion of such counsel, notwithstanding such Change in 40 Act Law, JCP&L Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act.

               After the date fixed for any such dissolution of JCP&L Capital and distribution of Subordinated Debentures, (i) the Preferred Securities will no longer be deemed to be outstanding,
          (ii) The Depository Trust Company or its nominee, as the record holder of the Preferred Securities, will exchange the global certificate or certificates representing the Preferred Securities for a registered global certificate or certificates representing the Subordinated Debentures to be so delivered and (iii) any certificates representing Preferred Securities not held by The Depository Trust Company or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the stated liquidation preference of such Preferred Securities until such certificates are presented to the Company or its agent for replacement.

          Redemption Procedures

               JCP&L Capital may not redeem any outstanding Preferred Securities unless all accumulated and unpaid Dividends have been paid on all Preferred Securities for all monthly Dividend periods terminating on or prior to the date of redemption.

               If JCP&L Capital gives a notice of redemption in respect of a series of Preferred Securities (which notice will be given not less than 30 nor more than 90 days prior to the redemption date), then, on or before the redemption date, JCP&L Capital will irrevocably deposit with The Depository Trust Company or its successor securities depository funds sufficient to pay the applicable Redemption Price and will give The Depository Trust Company or its successor securities depository irrevocable






          instructions and authority to pay the Redemption Price to the Beneficial Owners (as defined under "Book-Entry-Only Issuance-The Depository Trust Company"). Notwithstanding the foregoing, however, any such notice may state that it is subject to the receipt by JCP&L Capital of redemption funds on or before such date fixed for redemption, which notice shall be of no effect unless such funds are so received on or before such date.

               If notice of redemption shall have been given and funds deposited in the required amount, then on the date of such deposit, all rights of holders of such series of Preferred Securities so called for redemption will cease, except the right of the holders of such series of Preferred Securities to receive the Redemption Price, but without interest. In the event that any date fixed for redemption of such series of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Preferred Securities is not made either by JCP&L Capital or by the Company pursuant to the Guarantee described under "Description of the Guarantee", Dividends on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

               In the event that less than all of a series of outstanding Preferred Securities are to be so redeemed, the Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance-The Depository Trust Company".

               Subject to applicable law, the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

               If a partial redemption or a purchase of outstanding Preferred Securities by tender, in the open market or by private agreement would result in a delisting of such series of Preferred Securities from any national securities exchange on which such series of Preferred Securities is then listed, JCP&L Capital may then only redeem or purchase such series of Preferred Securities in whole.

          Liquidation Distribution

               In the event of any voluntary or involuntary dissolution and winding up of JCP&L Capital, other than in connection with the distribution of Subordinated Debentures in liquidation of all of the interests of the holders of Preferred Securities as described






          under "Special Event Redemption or Distribution" ("Distribution Event"), the holders of a series of Preferred Securities at the time outstanding will be entitled to receive out of the assets of JCP&L Capital, after satisfaction of liabilities to creditors as required by Delaware law, before any distribution of assets is made to holders of its general partner interests, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to the aggregate of the stated liquidation preference thereof and any accumulated and unpaid Dividends (including any additional Dividends accruing thereon) to the date of payment (the "Liquidation Distribution").

               If, upon such liquidation, the Liquidation Distribution can be paid only in part because JCP&L Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate liquidation distributions on all other Preferred Securities then outstanding, then the amounts payable directly by JCP&L Capital on such series of Preferred Securities and on all other Preferred Securities then outstanding shall be paid on a pro rata basis, so that

                         (i) (x)  the aggregate  amount paid in  respect of
                    the Liquidation Distribution bears to (y) the aggregate amount paid as liquidation distributions on all other Preferred Securities then outstanding the same ratio as

                         (ii) (x) the aggregate Liquidation Distribution bears to (y) the aggregate liquidation distributions on all other Preferred Securities then outstanding.

          Pursuant to the Limited Partnership Agreement, JCP&L Capital shall be dissolved and its affairs shall be wound up: (i) upon the expiration of the term of JCP&L Capital on June 30, 2060,
          (ii) upon the bankruptcy, liquidation, dissolution or winding up of the Company, (iii) upon the occurrence of an event that causes the General Partner to cease being the general partner of JCP&L Capital (provided that JCP&L Capital will not be so dissolved under certain circumstances, including, without limitation, a transfer of the general partner interest to a permitted successor of the General Partner as set forth in the Limited Partnership Agreement), (iv) upon the entry of a decree of judicial dissolution, (v) in connection with a Distribution Event, or (vi) upon the written consent of the General Partner and all of the holders of the Preferred Securities.

          Merger, Consolidation, Amalgamation, etc. of JCP&L Capital

               JCP&L Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corpor-ation or other entity, except with the prior approval of the holders of not less than 66-2/3% of the aggregate stated liquida-tion preference of the outstanding Preferred Securities or except as described below. The General Partner may, without the consent of the holders of the Preferred Securities, cause JCP&L Capital to consolidate, amalgamate, merge with or into, or be replaced






          by, or convey, transfer or lease its properties and assets substantially as an entirety to, a corporation, a limited liability company, a limited partnership, a trust or other entity organized as such under the laws of the United States or any state thereof or the District of Columbia, provided that (i) such successor entity either (x) expressly assumes all of the terms and provisions of the Preferred Securities by which JCP&L Capital is bound and the other obligations of JCP&L Capital or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with regard to participation in the profits and the assets of the successor entity, at least as high as the Preferred Securities rank, with regard to participation in the profits and the assets of JCP&L Capital, (ii) the Company confirms its obligation under the Guarantee with regard to the Preferred Securities or Successor Securities, if any, (iii) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause any series of Preferred Securities or Successor Securities, if any, to be delisted by any national securities exchange on which such series of Preferred Securities or Successor Securities, if any, is then listed, (iv) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause the Preferred Securities or Successor Securities, if any, to be downgraded by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the powers, preferences and other special rights of holders of Preferred Securities or Successor Securities, if any, in any material respect, (vi) such successor entity has a purpose substantially identical to that of JCP&L Capital and (vii) prior to such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, JCP&L Capital shall have received an opinion of counsel (which may be regular tax or other counsel to the Company or an affiliate but not an employee thereof) to the effect that (w) the holders of outstanding Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease will not adversely affect the limited liability of the holders of Preferred Securities or Successor Securities.

          Voting Rights

               Except as provided below and under "Merger, Consolidation, Amalgamation, etc. of JCP&L Capital", "Description of the
          Guarantee-Amendments  and  Assignment"  and "Description  of  the






          Subordinated Debentures-Amendment of the Indenture" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Preferred Securities will have no voting rights.

               If (i)  JCP&L Capital fails to pay  Dividends in full on the
          Preferred Securities for 18 consecutive monthly Dividend periods, or (ii) an Event of Default (as defined in the Indenture) occurs and is continuing, or (iii) the Company is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee-Certain Covenants of the Company"), then the holders of all Preferred Securities, acting as a single class, will be entitled, by a vote of the holders of a majority of the aggregate stated liquidation preference thereof, to appoint and authorize a special representative of JCP&L Capital and the holders of Preferred Securities (a "Special Representative") to enforce JCP&L Capital's rights under the Indenture, including, after failure to pay interest for 60 consecutive monthly interest periods, the payment of interest on the Subordinated Debentures, and to enforce the obligations of the Company under the Guarantee. Unless otherwise required by applicable law, the Special Representative shall not be admitted as a partner in JCP&L Capital or otherwise be deemed to be a partner in JCP&L Capital and shall have no liability for the debts, obligations or liabilities of JCP&L Capital.

               For purposes of determining whether JCP&L Capital has failed to pay Dividends in full for 18 consecutive monthly Dividend periods, Dividends shall be deemed to remain in arrears, notwith-standing any payments in respect thereof, until full cumulative Dividends have been or contemporaneously are paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full cumulative Dividends. Subject to requirements of applicable law, not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% of the aggregate stated liquidation preference of the Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the general meetings of partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to act in such capacity immediately if JCP&L Capital (or the Company pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, the Company shall retain all rights under the Indenture, including the right to extend the interest payment period on the Subordinated Debentures as provided under "Description of the Subordinated Debentures-Option to Extend Interest Payment Period".








               If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, any action which would materially adversely affect the powers, preferences or special rights of any series of Preferred Securities, then the holders of such series of Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and, in the case of an amendment or action which would equally materially adversely affect the powers, preferences or special rights of any other series of Preferred Securities outstanding, all such series of Preferred Securities will be entitled to vote together as a single class on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of such Preferred Securities.
          Except in certain circumstances described under "Liquidation Distribution", which include a dissolution in connection with a Distribution Event, JCP&L Capital will be dissolved and wound up only with the consent of the holders of all Preferred Securities then outstanding.

               The rights attached to any Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further series of Preferred Securities or any general partner interests of JCP&L Capital. Holders of Preferred Securities have no preemptive rights.

               The Limited Partnership Agreement provides that the General Partner will not permit or cause JCP&L Capital to file a voluntary petition in bankruptcy without the approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of the outstanding Preferred Securities.

               So long as any Subordinated Debentures are held by JCP&L Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is available under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of all Preferred Securities affected thereby, acting as a single class (or the Special Representative acting on their behalf); provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any holders of Preferred Securities. The General Partner shall






          notify  all  holders of  Preferred  Securities of  any  notice of
          default   received  from   the  Trustee   with  respect   to  the
          Subordinated Debentures.

               Any required approval of holders of Preferred Securities may be given at a separate meeting of such holders convened for such purposes, at a general meeting of holders of JCP&L Capital's partner interests or pursuant to written consent. JCP&L Capital will cause a notice of any meeting at which holders of any series of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of such series of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter to be voted on at such meeting or upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents.

               No vote or consent of the holders of the Preferred Securities will be required for JCP&L Capital to redeem and cancel Preferred Securities in accordance with the Limited Partnership Agreement.

               Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company or any entity owned more than 50% by the Company, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

               Holders of Preferred Securities will have no rights to remove or replace the General Partner.

          Book-Entry-Only Issuance-The Depository Trust Company

               The Depository Trust Company ("DTC") will act as securities depository for the Preferred Securities. Each series of Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities of each series, and will be deposited with DTC.

               DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized






          book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

               Purchases of Preferred Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

               DTC  has no knowledge of the actual Beneficial Owners of the
          Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               Redemption notices will be sent to Cede & Co. If less than all of a series of Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

               Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor

          Cede & Co. will consent or vote with respect to Preferred Securities. Under its usual procedure, DTC would mail an Omnibus Proxy to JCP&L Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customer practices and will be the responsibility of such Participants and not of DTC, JCP&L Capital, the General Partner or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Dividends to DTC is the responsibility of JCP&L Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that JCP&L Capital and the Company believe to be reliable, but neither JCP&L Capital nor the Company takes any responsibility for the accuracy thereof.

               DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to JCP&L Capital. Under such circum-stances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, JCP&L Capital (with the consent of the General Partner) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

          Registrar, Transfer Agent and Paying Agent

               In the event that the Preferred Securities do not remain in book-entry-only form, the following provisions would apply:

               Chemical Bank will act as registrar, transfer agent and paying agent for the Preferred Securities, but the Company may designate an additional or substitute registrar, transfer agent and paying agent at any time.

               Registration of transfers of Preferred Securities will be effected without charge by or on behalf of JCP&L Capital, but upon payment (with the giving of such indemnity as JCP&L Capital or the transfer agent may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

               JCP&L Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

          Miscellaneous

               The General Partner is authorized and directed to use its best efforts to conduct the affairs of, and to operate, JCP&L Capital in such a way that JCP&L Capital would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the General Partner is authorized, in its sole and absolute discretion, to take any action not inconsistent with applicable law, the Certificate of Limited Partnership of JCP&L Capital or the Limited Partnership Agreement, that does not materially adversely affect the interests of holders of Preferred Securities, that the General Partner determines in its sole and absolute discretion to be necessary, advisable or desirable for such purposes.


                             DESCRIPTION OF THE GUARANTEE

               Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company in connection with each series of Preferred Securities for the benefit of the holders from time to time of the series of Preferred Securities to which it relates. This summary describes certain terms and provisions of the Guarantee, but does not purport to be complete. References to provisions of the Guarantee are qualified in their entirety by reference to the text of the Guarantee, which will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

          General

               The  Company will  agree, on  a limited  basis as  set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by JCP&L Capital), as and when due, regardless of any defense, right of set-off or counterclaim which the Company or JCP&L Capital may have or assert. The following payments to the extent not paid by JCP&L Capital (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid monthly Dividends on the Preferred Securities (except for monthly Dividends which are not paid during an Extension Period (as defined under "Description of the Subordinated Debentures-Option to Extend Interest Payment Period")) to the extent that JCP&L Capital has sufficient cash on hand to permit such payments and funds legally available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption by JCP&L Capital to the extent that JCP&L Capital has sufficient cash on hand to permit such payments and funds legally available therefor, and (iii) upon a liquidation of JCP&L Capital other than in connection with a Distribution Event, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of JCP&L Capital available for distribution to holders of Preferred Securities in liquidation of JCP&L Capital. The Guarantee further provides that the Company shall (a) cause the General Partner to declare and pay Dividends to the extent that JCP&L Capital has legally available funds and sufficient cash on hand and (b) so long as any of the Preferred Securities are outstanding, cause the General Partner to remain the general partner of JCP&L Capital and timely perform all its duties as such (including the duty to pay Dividends on the Preferred Securities) in all material respects, which include, among other things, the General Partner's duties under the Limited Partnership Agreement to directly pay all costs and expenses of JCP&L Capital (thereby insuring that the full amount of the Company's payments on its Subordinated Debentures will be available to allow payment to the holders of the Preferred Securities) and the covenant of the General Partner in the Limited Partnership Agreement to at all times maintain a "fair market value net worth" of, initially, at least 10% of the total contributions (less redemptions) to JCP&L Capital. While the assets of the General Partner will not be available for making distributions on the Preferred Securities, they will be available for the payment of expenses of JCP&L Capital. Accordingly, the Guarantee, together with the related covenants contained in the Limited Partnership Agreement and the Company's obligations under the Subordinated Debentures, provides for the Company's full and unconditional guarantee of the Preferred Securities as set forth above.

               The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by payment of such amounts by JCP&L Capital to such holders, and may be enforced directly by or for the benefit of the holders of Preferred Securities.

          Effect of Obligations under Subordinated Debenture and Guarantee

               As set forth in the Limited Partnership Agreement, the sole purpose of JCP&L Capital is to issue its Preferred Securities and use the proceeds thereof, plus the General Partner's capital contributions, to purchase the JCP&L Subordinated Debentures.

               As long as payments of principal and interest are made when due on the Subordinated Debentures corresponding to the Preferred Securities, such payments will be sufficient to enable JCP&L Capital to make all payments of Dividends on the Preferred Securities, because (i) the aggregate principal amount of such Subordinated Debentures will be equal to the sum of the aggregate liquidation preference of the Preferred Securities plus the General Partner's capital contributions to JCP&L Capital; (ii) the interest rate and interest and other payment dates of the Subordinated Debentures of each series will correspond to the Dividend rate and Dividend and other payment dates for the Preferred Securities of the related series; and (iii) the Limited Partnership Agreement provides that the General Partner will pay for all costs and expenses of JCP&L Capital.

               If JCP&L Capital fails to pay Dividends in full on any series of the Preferred Securities for 18 consecutive months or if a default under the Indenture occurs and is continuing, the Limited Partnership Agreement provides a mechanism whereby the holders of the Preferred Securities may elect a Special Representative to enforce the rights of JCP&L Capital under the Indenture. Payments of Dividends on the Preferred Securities out of monies held by JCP&L Capital are guaranteed by the Company to the extent set forth under "Description of the Guarantee -- General" above. The Limited Partnership Agreement also provides that, if JCP&L is in default on any payment or other obligation under the Guarantee, a Special Representative may be appointed; and the Company, under the Guarantee, acknowledges, that such Special Representative may enforce the Guarantee on behalf of the holders of the Preferred Securities. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against JCP&L Capital or any other person or entity.

          Certain Covenants of the Company

               So long as any Preferred Securities remain outstanding, neither the Company, nor any majority owned subsidiary of the Company, will declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its preferred or common stock (other than dividends to the Company by a wholly owned subsidiary of the Company) (i) during an Extension Period (as defined under "Description of the
          Subordinated Debentures-Option to Extend Interest Payment Period") or (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture.

               In addition, so long as any Preferred Securities remain outstanding, the Company will (i) maintain direct or indirect 100% ownership of the general partner interests in JCP&L Capital;
          (ii) cause at least 3% of the total value of JCP&L Capital and at least 3% of all interests in the capital, income, gain, loss, deduction and credit of JCP&L Capital to be represented by general partner interests; (iii) not cause JCP&L Capital to be voluntarily dissolved and wound-up except upon the entry of a decree of judicial dissolution, in connection with a Distribution Event or certain mergers, consolidations or similar transactions permitted by the Limited Partnership Agreement or as otherwise described under "Description of Preferred Securities-Liquidation Distribution"; (iv) except as otherwise provided in the Limited Partnership Agreement, cause the General Partner to remain the general partner of JCP&L Capital and timely perform all of its duties as general partner of JCP&L Capital (including the duty to pay Dividends on the Preferred Securities out of cash on hand and funds legally available therefor) in all material respects, provided that any permitted successor of the Company under the

          Indenture may directly or indirectly succeed to the duties as general partner of JCP&L Capital; and (v) use its reasonable efforts to cause JCP&L Capital to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.

          Amendments and Assignment

               The  Guarantee may only  be amended by  a written instrument executed by the Company; provided that, so long as any of the Preferred Securities remain outstanding, any such amendment that materially adversely affects the holders of the related series of Preferred Securities, any termination of the Guarantee and any waiver of compliance with any covenant thereunder shall be effected only with the prior approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of the affected series of Preferred Securities. Except in connection with a merger, sale, transfer or lease involving the Company as may be permitted under the Indenture (see "Description of the Subordinated Debentures-Consolidation, Merger, Sale or Conveyance"), the Company may not assign its obligations under the Guarantee without the approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of the related series of Preferred Securities. See "Description of Preferred Securities-Voting Rights". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities.

          Termination of the Guarantee

               The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the related series of Preferred Securities or upon full payment of the amounts payable upon liquidation of JCP&L Capital or upon consummation of a Distribution Event. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of such series of Preferred
          Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

          Status of the Guarantee

               The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company, and (ii) senior in right of payment to the Company's preferred and common stock. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will constitute a limited guarantee of payment and not of collection. The Guarantee will be held for the benefit of the holders of the related series of Preferred

          Securities. If appointed, a Special Representative may enforce the Guarantee. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of the Preferred Securities. If the General Partner or the Special Representative fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a legal proceeding against JCP&L Capital or any other person or entity.

                      DESCRIPTION OF THE SUBORDINATED DEBENTURES

               Set forth below is a description of the Subordinated Debentures which will be purchased by JCP&L Capital with the proceeds of the sale of the Preferred Securities and the General Partner's related capital contribution. This description is a brief summary of certain provisions contained in the Indenture, does not purport to be complete and is qualified in its entirety by reference to the text of the Indenture, including the definition therein of certain capitalized terms, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

               Under certain circumstances following the occurrence of a Special Event, JCP&L Capital may dissolve and cause Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interests in JCP&L Capital. See "Description of Preferred Securities-Special Event Redemption or Distribution".

          General

               The Subordinated Debentures will be issued in series under the Indenture. Each series of Subordinated Debentures will be limited in aggregate principal amount to the amount of the aggregate stated liquidation preference of the related series of Preferred Securities together with any related capital contribution from the General Partner.

               So long as any Preferred Securities remain outstanding, any Special Representative appointed by the holders of Preferred
          Securities, as described under "Description of Preferred Securities-Voting Rights", will be entitled to enforce the Company's obligations under the Indenture and the Subordinated Debentures directly against the Company.

               The Subordinated Debentures will become due and payable, together with (i) all accrued and unpaid interest to the date of payment and (ii) any accrued interest thereon, on the 49th anniversary of the date of issuance thereof.

          Mandatory Prepayment

               If JCP&L Capital redeems Preferred Securities in accordance with their terms, the related Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so redeemed, together with (i) all accrued and unpaid interest to the date of payment and (ii) any accrued interest thereon.

          Optional Redemption

               The Company will have the right to redeem the Subordinated Debentures, without premium or penalty, at a price equal to 100% of their principal amount, together with (i) all accrued and unpaid interest on the Subordinated Debentures being redeemed to the Redemption Date and (ii) any accrued interest thereon (collectively, the "Debenture Redemption Price") in whole or in part at such time or times as shall be specified in a Prospectus Supplement.

          Redemption Procedures

               If the Company gives a notice of redemption in respect of a series of Subordinated Debentures (which notice will be given not less than 30 nor more than 90 days prior to the redemption date), then, on the redemption date, the Company will irrevocably deposit with the Trustee funds sufficient to pay the applicable Debenture Redemption Price. If notice of redemption shall have been given and funds deposited as required, then on the date of such deposit, all rights of holders of such Subordinated Debentures so called for redemption will cease, except the right of the holders of such Subordinated Debentures to receive the Debenture Redemption Price, but without interest. Notwith-standing the foregoing, however, any such notice may state that it is subject to the receipt by the Trustee of redemption funds on or before such date fixed for redemption, which notice shall be of no effect unless such funds are so received on or before such date. In the event that any date fixed for redemption of Subordinated Debentures is not a Business Day, then payment of the Debenture Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day in each case with the same force and effect as if made on such date.

               In the event that less than all of a series of outstanding Subordinated Debentures are to be so redeemed following a Distribution Event, the Subordinated Debentures to be redeemed will be selected as described under "Description of Preferred Securities-Book-Entry-Only Issuance-The Depository Trust Company".

               Subject to applicable law, after a Distribution Event the Company or its subsidiaries may at any time and from time to time purchase outstanding Subordinated Debentures by tender, in the open market or by private agreement.

               If a partial redemption or a purchase of outstanding Subordinated Debentures by tender, in the open market or by private agreement would result in a delisting of such series of Subordinated Debentures from any national securities exchange on which such series of Subordinated Debentures is then listed, the Company may then only redeem or purchase such series of Subordinated Debentures in whole.

          Interest

               Each Subordinated Debenture will bear interest at a rate per annum equal to the Dividend rate on the related series of Preferred Securities, payable monthly in arrears on the last day of each calendar month of each year (each an "Interest Payment Date"), to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date (the "Regular Record Date"). In the event that the Subordinated Debentures do not remain in book-entry-only form, the record dates will be the fifteenth day of each month.

               The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls on the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               If at any time JCP&L Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will also pay as additional interest such amounts as shall be required so that the net amounts received and retained by JCP&L Capital after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts JCP&L Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

          Option to Extend Interest Payment Period

               The Company will have the right at any time and from time to time during the term of the Subordinated Debentures, so long as the Company is not in default in the payment of interest on the Subordinated Debentures, to extend the interest payment period on the Subordinated Debentures to up to 60 consecutive months, provided that at the end of each such period (an "Extension Period") the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent permitted by applicable law). During any such Extension Period, neither the Company, nor any majority owned subsidiary of the Company, may declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends to the Company by a wholly owned subsidiary of the Company). No interest shall be due and payable during an Extension Period, except at the end thereof. If JCP&L Capital shall be the sole holder of the Subordinated Debentures, the Company shall give JCP&L Capital notice of its selection of such extended interest payment period one Business Day prior to the earlier of (i) the date the related Dividend on the Preferred Securities is payable or (ii) the date JCP&L Capital is required to give notice to any national securities exchange on which the Preferred Securities are listed or other applicable self-regulatory organization or to the holders of the Preferred Securities of the record date or the date such Dividend is payable, but in any event not less than one Business Day prior to such record date. The Company shall cause JCP&L Capital to give notice of the Company's selection of such extended interest payment period to the holders of the Preferred Securities. If JCP&L Capital shall not be the sole holder of the Subordinated Debentures, the Company will give the holders of the Subordinated Debentures notice of its selection of such extended interest payment period ten Business Days prior to the earlier of
          (i) the Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such related interest payment to any national securities exchange on which the Subordinated Debentures are then listed or other applicable self-regulatory organization or to holders of the Subordinated Debentures, but in any event not less than two Business Days prior to such record date.


          Credit

               Prior to a Distribution Event, the Company shall receive a credit against any payment it is otherwise required to make under the Subordinated Debentures to the extent it has theretofore made, or is concurrently making, a payment under the Guarantee.

          Subordination

               All payments by the Company in respect of the Subordinated Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. "Senior Indebtedness" consists of (i) the principal of and premium (if any) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments (including purchase money obligations) for payment of which the Company is responsible or liable; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures.

               Upon any payment or distribution of assets or securities of the Company or upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full before the Trustee or the holders of Preferred Securities or Subordinated Debentures (or the Special Representative) will be entitled to receive from the Company any payment of principal of, or interest on, or any other amounts in respect of, the Subordinated Debentures.

               No direct or indirect payment by or on behalf of the Company of principal of or interest on the Subordinated Debentures whether pursuant to the terms of the Subordinated Debentures or upon acceleration or otherwise may be made if, at the time of such payment, there exists, (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default (other than a default of the nature described in clause
          (i) above) affecting Senior Indebtedness permitting its acceleration, as the result of which the maturity of Senior Indebtedness has been accelerated, and in either case requisite notice has been given to the Company and the Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

               If the Trustee or any holder of Preferred Securities or Subordinated Debentures (or the Special Representative) has received any payment on account of the principal of or interest on the Subordinated Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then and in such event such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

               Upon the payment in full of all Senior Indebtedness, the Trustee and the holders of Preferred Securities or Subordinated Debentures (and the Special Representative) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Subordinated Debentures are paid in full.

          Certain Covenants of the Company

               Neither the Company nor any majority owned subsidiary shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its preferred or common stock (other than dividends to the Company by a wholly owned subsidiary of the Company) (i) during an Extension Period,
          (ii) if there shall have occurred and is continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture or (iii) so long as any Preferred Securities remain outstanding, if the Company shall be in default with respect to its payment or other obligations under the Guarantee.

          Book-Entry and Settlement

               If Subordinated Debentures are distributed to holders of Preferred Securities, the Subordinated Debentures will be issued in book-entry-only form. For a description of DTC and the specific terms of the depository arrangements, see "Description of Preferred Securities-Book-Entry-Only Issuance-The Depository Trust Company", which would also apply to the Subordinated Debentures in book-entry-only form.

               Neither the Company, the Trustee, any paying agent nor any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               Discontinuance of the Depository's Services. A global security will be exchangeable for Subordinated Debentures registered in the names of persons other than the depository or its nominee only if (i) the depository notifies the Company that it is unwilling or unable to continue as depository for such global security or if at any time the depository ceases to be a clearing agency registered under the Exchange Act at a time when the depository is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a default in the payment of principal of, or interest on, such Subordinated Debentures or an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to such Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such global security.

          Payment; Registration and Transfer

               In the event that the Subordinated Debentures do not remain in book-entry-only form, the following provisions would apply:

               Payment of principal of any Subordinated Debenture will be made only against surrender to the Trustee or the Paying Agent appointed by the Company, if not the Trustee, of such Subordinated Debenture. Principal of, and interest on,
          Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of the Trustee or such Paying Agent as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security Register with respect to such Subordinated Debentures. Payment of interest on a Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, with certain exceptions.

               The Corporate Trust Office of the Trustee in The City of New York shall initially be designated as the Company's sole Paying Agent for payments with respect to Subordinated Debentures of each series. The Company may at any time designate other or additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

                Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Registrar appointed by the Company without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company has initially appointed the Trustee as Registrar with respect to the Subordinated Debentures. The Company shall not be required to make, and the Registrar need not register, the transfer or exchange of (i) any Subordinated Debenture during a period beginning at the opening of business five days before the mailing of a notice of redemption of Subordinated Debentures, and ending at the close of business on the day of such mailing, or
          (ii) any Subordinated Debenture selected, called or being called for redemption, in whole or in part, except in the case of any Subordinated Debenture to be redeemed in part, the portion thereof not to be redeemed.

          Amendment of the Indenture

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures which are affected by the amendment or waiver, to amend the Indenture or the Subordinated Debentures or to waive compliance by the Company with any provision of the Indenture or the Subordinated Debentures; provided that no such amendment or waiver may, without the consent of the holder of each outstanding

          Subordinated Debenture affected thereby, (a) reduce the principal amount of the Subordinated Debentures, (b) reduce the percentage of principal amount of outstanding Subordinated Debentures of any series, the consent of holders of which is required for amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,
          (c) change the stated maturity date of the principal of, or the interest or the rate of interest on, the Subordinated Debentures,
          (d)   change  the   redemption   provisions  applicable   to  the
          Subordinated Debentures adversely to the holders thereof, (e) impair the right to institute suit for the enforcement of any payment with respect to the Subordinated Debentures, (f) change the currency in which payments with respect to the Subordinated Debentures are to be made, (g) change the subordination provisions applicable to the Subordinated Debentures adversely to the holders thereof, or (h) waive a default in the payment of the principal of, or interest on, any Subordinated Debenture. The Indenture or the Subordinated Debentures may be amended, without the consent of the holders of the Subordinated Debentures, to cure any ambiguity, defect or inconsistency or to make other changes that do not adversely affect the rights of such holders.

          Events of Default

               The  following are  Events of  Default under  the Indenture:
          (i) default for 15 days in payment of any interest (including any accrued interest thereon) on Subordinated Debentures (whether by virtue of the provisions described above under "Subordination" or otherwise); provided that an extension of the interest payment period by the Company as described under "Option to Extend Interest Payment Period" shall not constitute a default in the payment of interest for this purpose; (ii) default in payment of principal of Subordinated Debentures when due (whether by virtue of the provisions described above under "Subordination" or otherwise); (iii) default for 30 days after notice in the performance of any other covenant in the Indenture; or (iv) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default shall occur and be continuing, the Trustee or the holders of not less than a majority in principal amount of the Subordinated Debentures then outstanding may declare the principal of, and all accrued and unpaid interest (including any interest accrued but not paid during an Extension Period and any accrued interest thereon) on, the Subordinated Debentures to be due and payable; provided that, upon certain events of bankruptcy, insolvency or reorganization of the Company, such amounts shall immediately become due and payable without any declaration or other action by the Trustee or such holders. The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to the Subordinated Debentures may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, or interest on, the Subordinated Debentures) may be waived by the holders of a majority in principal amount of the Subordinated Debentures then outstanding. The Indenture provides that the Trustee may withhold notice to the holders of the Subordinated Debentures of any continuing default (except in the payment of the principal of, or interest on, the Subordinated Debentures) if the Trustee considers it in the interests of holders of Subordinated Debentures to do so.

          Enforcement of Certain Rights by Holders of Preferred Securities

               So long as any Subordinated Debentures are held by JCP&L Capital, the holders of any outstanding Preferred Securities will have the rights referred to under "Description of Preferred Securities-Voting Rights", including the right to appoint a Special Representative authorized to exercise JCP&L Capital's right, as the holder of Subordinated Debentures, to accelerate the principal amount of the Subordinated Debentures and to enforce the Company's obligations under the Indenture and the Subordinated Debentures directly against the Company, without first proceeding against JCP&L Capital or any other person or entity.

          Consolidation, Merger, Sale or Conveyance

               The Indenture provides that the Company may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless (i) the successor Person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) the successor Person shall expressly assume (x) by a supplemental indenture, all of the Company's obligations under the Subordinated Debentures and the Indenture and (y) so long as any Preferred Securities remain outstanding, the Company's obligations under the Guarantee; (iii) so long as any Preferred Securities remain outstanding, the successor Person becomes or acquires the General Partner; and
          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with the Indenture. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such successor Person will succeed to and be substituted for the Company as obligor on the Subordinated Debentures, with the same effect as if it had been named in the Indenture as the issuer in place of the Company.

               The Indenture does not contain any other covenant which restricts the Company's ability to consolidate or merge with, or sell, convey, transfer or lease all or substantially all of its assets to, any Person, firm or corporation or otherwise engage in restructuring transactions.

          Title

               The Company, the Trustee and any agent of the Company or the Trustee may treat the registered owner of any Subordinated
          Debenture as  the absolute  owner thereof  (whether  or not  such

          Subordinated Debenture shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

          Defeasance and Discharge

               Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold monies for payment in trust) if the Company deposits with the Trustee, in trust, (i) money and/or (ii) U. S. Government Obligations (as defined in the Indenture) sufficient to pay all the principal of, and interest on, the Subordinated Debentures of such series on the dates such payments are due; provided that no Event of Default has occurred and is continuing. In connection with such a defeasance and discharge, the Company, among other things, will deliver to the Trustee an Opinion of Counsel to the effect that
          (i) the deposit and related defeasance would not cause the holders of the Subordinated Debentures of such series to recognize income, gain or loss for federal income tax purposes, or a copy of a ruling or other formal statement or action to such effect received from or published by the Internal Revenue Service; and (ii) the trust resulting from the defeasance is a valid trust and will not constitute a regulated investment company under the 1940 Act.

          Replacement of Subordinated Debentures

               Any mutilated Subordinated Debenture will be replaced by the
          Company at the expense of the holder upon its surrender to the Trustee. Subordinated Debentures that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Subordinated Debenture, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the holder of such Subordinated Debenture before a replacement Subordinated Debenture will be issued.

          Governing Law

               The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

          Information Concerning the Trustee

               Subject to the provisions of the Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders thereunder, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the Subordinated Debentures then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on the Trustee.

               The Indenture contains limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of default under the Indenture it is a creditor of the Company.

               United States Trust Company of New York, the Trustee under the Indenture, has from time to time engaged in transactions with, or performed services for, the Company and its affiliates in the ordinary course of business.

          Miscellaneous

               For restrictions on certain actions of the General Partner with respect to Subordinated Debentures held by JCP&L Capital, see "Description of Preferred Securities-Voting Rights".

                                UNITED STATES TAXATION

          General

               This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Preferred Securities and represents the opinion of Carter, Ledyard & Milburn, special tax counsel to the Company and JCP&L Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended ("Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

               No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion focuses on holders of Preferred Securities who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

                    In April 1994, the Internal Revenue Service ("IRS") issued certain notices generally addressing the characteristics which distinguish debt from equity for various purposes under the federal income tax laws. In these notices, the IRS indicated that transactions involving securities that, like the securities offered hereunder, have both debt and equity characteristics would be reviewed with scrutiny to determine how they would be treated for tax purposes. Based upon advice from Carter, Ledyard & Milburn, the Company's special tax counsel, the Company believes that interest on the Subordinated Debentures will be deductible under the tests referred to in these notices. If, as a result of a change in law or a pronouncement or decision interpreting or applying any applicable law, JCP&L Capital receives an opinion of tax counsel to the effect that interest on any Subordinated Debentures would not be deductible, JCP&L Capital would have the option to redeem the related Preferred Securities or to dissolve and cause Subordinated Debentures to be distributed to the holders of the Preferred Securities, as described under "Description of Preferred Securities-Special Event Redemption or Distribution".

          Income from Preferred Securities

               In the opinion of Carter, Ledyard & Milburn, JCP&L Capital will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Preferred Securities (a "Preferred Securityholder") will be required to include in gross income such holder's distributive share of the income of JCP&L Capital. Such income will not exceed Dividends received on such Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

               If the Subordinated Debentures were not treated as debt, or if JCP&L Capital were not treated as a partnership, for United States income tax purposes, holders of Preferred Securities could experience tax consequences different from those described below.

          Disposition of Preferred Securities

               Gain or loss will be recognized on a sale (including a redemption for cash) of Preferred Securities in an amount equal to the difference between the amount realized and the Preferred Securityholder's tax basis in the Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

          Receipt  of Subordinated  Debentures  Upon Liquidation  of  JCP&L
          Capital

               Under  certain  circumstances  described under  the  caption
          "Description of Preferred Securities-Special Event Redemption or Distribution", JCP&L Capital may dissolve and cause Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of such holders' interests in JCP&L Capital. As described in "Description of Preferred Securities-Special Event Redemption or Distribution", in the case of a Special Event, Subordinated Debentures may not be distributed to the holders of Preferred Securities in connection with a dissolution of JCP&L Capital unless JCP&L Capital receives an opinion of tax counsel to the effect that the holders of the Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution. Such a tax-free transaction would result in the holder of Preferred Securities receiving an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in the holder's Preferred Securities. A holder's holding period in such Subordinated Debentures would include the period for which the Preferred Securities were held by such holder.

          JCP&L Capital Information Returns and Audit Procedures

               The General Partner will furnish each Preferred Security-holder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The General Partner is required to furnish such schedules as soon as practicable following the end of the year, but in any event prior to March 31.

               Any person who holds Preferred Securities as a nominee for another person is required to furnish to JCP&L Capital (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to JCP&L Capital. The nominee is required to supply the beneficial owners of Preferred Securities with the information furnished to JCP&L Capital.

          Potential Extension of Interest Payment Period

               Under the terms of the Indenture, the Company has the right to extend from time to time the interest payment period on the Subordinated Debentures for up to 60 consecutive months. JCP&L Capital and the Company currently believe that the extension of an interest payment period is remote. Because the interest payment period is extendable by the Company, the interest on the Subordinated Debentures will be treated as "original issue discount" pursuant to Code sections 1271 et seq. and the Treasury Regulations promulgated thereunder. In the event that the interest payment period is extended, JCP&L Capital will continue to accrue income, on an economic accrual basis, generally equal to the amount of the interest payment due at the end of the extended interest payment period, over the length of the extended interest payment period. Similar treatment would apply to Subordinated Debentures distributed to holders of Preferred Securities.

               Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an extended interest payment period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Preferred Securities prior to the record date for the payment of Dividends following such extended interest payment period will include interest in gross income but will not receive any cash related thereto from the Company or JCP&L Capital. A holder's tax basis in a Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received from JCP&L Capital. The subsequent receipt of such cash will not be includible in gross income.

          United States Alien Holders

               For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in each case not subject to United States federal income tax on a net income basis in respect of a Preferred Security.

               Under current United States federal income tax law, subject to the discussion below with respect to backup withholding, and assuming satisfaction by the Company of its withholding tax obligations, if any:

                         (i) payments by JCP&L Capital or any of its paying
                    agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company or 10% or more of the Preferred Securities entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company or JCP&L Capital through stock ownership, and (c) either: (x) the beneficial owner of the Preferred Security certifies to JCP&L Capital or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to JCP&L

                    Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes JCP&L Capital or its agent with a copy thereof; and

                         (ii) a  United States Alien Holder  of a Preferred
                    Security will generally not be subject to United States federal withholding or income tax on any gain realized on the sale or exchange of a Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

          Backup Withholding and Information Reporting

               In general, information reporting requirements will apply to payments of the proceeds of the sale of Preferred Securities within the United States to noncorporate United States holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

               Payments  of the proceeds from  the sale by  a United States
          Alien Holder of Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. Similar backup withholding and information reporting would also apply to Subordinated Debentures distributed to holders of Preferred Securities.

                                 PLAN OF DISTRIBUTION

               JCP&L Capital may offer or sell Preferred Securities to one or more underwriters for public offering and sale by them. JCP&L Capital may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter involved in the offer and sale of the Preferred Securities will be named in an applicable Prospectus Supplement.

               Underwriters may offer and sell the Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or JCP&L Capital in the form of underwriting discounts or commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

               Any underwriting compensation paid by the Company and/or JCP&L Capital to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company and/or JCP&L Capital, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act, and to reimbursement by the Company and/or JCP&L Capital for certain expenses.

               Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or JCP&L Capital and/or any of their affiliates in the ordinary course of business.

               Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by JCP&L
          Capital for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the trading markets for any Preferred Securities.

                                    LEGAL OPINIONS

               Certain legal matters will be passed upon for the Company and JCP&L Capital by Berlack, Israels & Liberman, New York, New York, and Richard S. Cohen, Esq., Corporate Counsel of the Company, and for any underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to JCP&L Capital and the General Partner. Berlack, Israels & Liberman and Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Richard S. Cohen,
          Esq., as to matters of New Jersey law, and Berlack, Israels & Liberman, Richard S. Cohen, Esq., and Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Members and attorneys of Berlack,

          Israels & Liberman own an aggregate of 12,595 shares of the Common Stock of the Company's parent, GPU. In addition, one such member holds 986 such shares as custodian for his children. Richard S. Cohen, Esq., owns an aggregate of 970 shares, and units representing 1,499 shares, of the Common Stock of GPU.

                                       EXPERTS

               The financial statements and financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 are incorporated herein by reference in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting. The report of Coopers & Lybrand, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 incorporated herein by reference, contains explanatory paragraphs related to a contingency which has resulted from the accident at Unit 2 of the Three Mile Island nuclear generating station and the change in the method of accounting for unbilled revenues in 1991.

               No person has been authorized to
          give any information or to make any           ______ Preferred
          representations other than those                  Securities
          contained in this Prospectus Supplement
          or the Prospectus, and, if given or            JCP&L Capital
          made, such information or
          representations must not be relied upon         % Cumulative
          as having been authorized.  This               Monthly Income
          Prospectus Supplement and the Prospectus     P r e f e r r e d
          Securities,
          do not constitute an offer to sell or a           Series A
          solicitation of an offer to buy any           guaranteed to the
          securities other than the securities          extent the issuer
          described in this Prospectus Supplement       has funds as set
          or an offer to sell or the solicitation       forth herein by
          of an offer to buy such securities in
          any circumstances in which such offer
          or solicitation is unlawful.  Neither           JERSEY CENTRAL
          the delivery of this Prospectus                  POWER & LIGHT
          Supplement or the Prospectus nor any                COMPANY
          sale made hereunder or thereunder
          shall, under any circumstances, create
          any implication that the information
          contained herein or therein is correct
          as of any time subsequent to the date
          of such information.
          ___________________                               PROSPECTUS
                                                            SUPPLEMENT
          TABLE OF CONTENTS

               Prospectus Supplement
                                           Page
          JCP&L Capital . . . . . . . . . . . .
          Jersey Central Power & Light Company
          Certain Investment Considerations . .
          Use of Proceeds . . . . . . . . . . .
          Certain Terms of the Series A
             Preferred Securities . . . . . . .
          Certain Terms of the Series A
              Subordinated Debentures . . . . .
          Underwriting  . . . . . . . . . . . .

                      Prospectus
          Available Information . . . . . . . .
          Incorporation of Certain Documents
             by Reference . . . . . . . . . . .
          Jersey Central Power & Light Company
          Financing Program . . . . . . . . . .
          Certain Company Consolidated Financial
             Information  . . . . . . . . . . .     Merrill Lynch & Co.
          Company Coverage Ratios . . . . . . .
          Use of Proceeds . . . . . . . . . . .
          JCP&L Capital . . . . . . . . . . . .
          Description of Preferred Securities .
          Description of the Guarantee  . . . .
          Description of the Subordinated Debentures
          United States Taxation  . . . . . . .
          Plan of Distribution  . . . . . . . .
          Legal Opinions  . . . . . . . . . . .        Representatives of the
          Experts . . . . . . . . . . . . . . .            Underwriters

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution

                  Filing fees - Securities and Exchange
                    Commission  . . . . . . . . . . . . $ 45,104
                  Printing and engraving  . . . . . . . . 30,000*
                  New York Stock Exchange listing fee . . 47,800*
                  Legal fees:
                    Berlack, Israels & Liberman   . . . . 70,000*
                    Richard S. Cohen, Esq.  . . . . . . . 15,000*
                    Carter, Ledyard & Milburn   . . . . . 15,000*
                    Richards, Layton & Finger   . . . . . 10,000*
                  Blue Sky fees and expenses  . . . . . . 15,000*
                  Accounting fees:
                    Coopers & Lybrand   . . . . . . . . . 15,000*
                  Indenture Trustee fees and expenses . . 20,000* Rating agencies fees and expenses . . . 48,125*
                  Miscellaneous . . . . . . . . . . . .   28,971*
                    Total   . . . . . . . . . . . . . . $360,000*

          _________________
          * Estimated


          Item 15.  Indemnification of Directors and Officers

               The By-Laws of the Company provide, in part, as follows:

                    "32. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the corporation, by reason of the fact that he was a director, officer or employee of the corporation (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, to the fullest extent permitted by law, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

                    (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and








                    (ii) with  respect to  any  criminal  proceeding,  such
                         person had no reasonable cause to believe his conduct was unlawful.

               The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Section 32(a)(i) or in Section 32(a)(ii).

                    (b) The corporation shall pay the expenses of a person in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his being or having been a director, officer or employee of the corporation (and may pay the expenses of an agent of the corporation) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

                    (c) The corporation shall indemnify a corporate agent, as defined in N.J.S. 14A:3-5(1), against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Section 32(a) and (b) or in defense of any claim, issue or matter therein.

                    (d) Any indemnification under Section 32(a) and, unless ordered by a court, under Section 32(b), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent met the applicable standard of conduct set forth therein. Unless otherwise provided in the Certificate of Incorporation or By-Laws, such determination shall be made

                    (i) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                    (ii) if such a  quorum is not  obtainable, or, even  if
                         obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors.






                    (e) Expenses incurred by a director, officer or employee in connection with such a proceeding shall (and expenses incurred by an agent in connection with such a proceeding may) be paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

                    (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

                    (g) The corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

                    (h) For purposes of this section: (i) the corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan;
          (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                    (i) All rights of indemnification under this section shall be deemed a contract between the corporation and the person entitled to indemnification under this section pursuant to which the corporation and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or



          failures to act occurring prior to such change.

                    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person."

               The Limited Partnership Agreement provides, in part as follows:

          "Section 9.03 Indemnification. To the fullest extent permitted by applicable law, except as set forth in Section 8.03(c), an Indemnified Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of willful misconduct, gross negligence or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.03 shall be provided out of and to the extend of Partnership assets only, and except as otherwise expressly provided in Section 9.01(a) or by the Delaware Act, no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 9.03."

               Section 14A:3-5 of the New Jersey Business Corporation Act provides authority for corporations to indemnify under certain circumstances their officers, directors and other agents against expenses and liabilities incurred in connection with proceedings arising out of such person's having taken action on behalf of the corporation.

               In addition, applicable Delaware partnership law provides authority for limited partnerships to indemnify under certain circumstances any partner or other person from and against any and all claims and demands.

               The foregoing rights of indemnification shall apply to any liability of any director or officer, partner or other person (or his legal representatives) arising under any of the provisions of the Securities Act of 1933, as amended, only to the extent that such rights of indemnification may be determined to be valid by a court of competent jurisdiction.




               The directors and officers of the Company are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties and, subject to certain exceptions, the Company is insured to the extent that it is required or permitted by law to indemnify the directors and officers of such loss. The premiums for such insurance are paid by the Company.


          Item 16.  Exhibits:

          Exhibit No.                   Description

               1-A       -Form  of  Underwriting   Agreement  relating   to
                         Preferred Securities - To be filed by amendment.

               3-A -Restated Certificate of Incorporation of the Company, as amended - Incorporated by reference to
                         Exhibit 3-A, 1990 Annual Report on Form 10-K, SEC File No. 1-3141.

               3-B -Certificate of Amendment to Restated Certificate of Incorporation, dated June 19, 1992 - Incorporated by reference to Exhibit A-2(a), Certificate Pursuant to Rule 24, SEC File No. 70-7949.

               3-C -Certificate of Amendment to Restated Certificate of Incorporation, dated June 19, 1992 - Incorporated by reference to Exhibit A-2(a)(i), Certificate Pursuant to Rule 24, SEC File No. 70-7949.

               3-D -By-Laws of the Company, as amended - Incorporated by reference to Exhibit 3-B, 1993 Annual Report on Form 10-K, SEC File No. 1-3141.

               3-E -Certificate of Incorporation of JCP&L Preferred Capital, Inc. - Incorporated by reference to Exhibit A-1, Application on Form U-1, SEC File No. 70-8495.

               3-F       -Form of By-Laws of JCP&L  Preferred Capital, Inc.
                         -Incorporated   by   reference  to   Exhibit  A-2,
                         Application on Form U-1, SEC File No. 70-8495.

               3-G       -Certificate  of  Limited  Partnership   of  JCP&L
                         Capital - Incorporated by reference to Exhibit A-3, Application on Form U-1, SEC File No. 70-8495.

               3-H -Form of Limited Partnership Agreement of JCP&L Capital - Incorporated by reference to Exhibit A-4, Application on Form U-1, SEC File No. 70-8495.





               3-I -Form of Amended and Restated Limited Partnership Agreement of JCP&L Capital - Incorporated by reference to Exhibit A-5, Application on Form U-1, SEC File No. 70-8495.

               3-J       -Form of  Action Creating   Preferred Securities -
                         Incorporated   by   reference   to  Exhibit   A-6,
                         Application on Form U-1, SEC File No. 70-8495.

               4-A       -Form  of  Subordinated   Debenture  Indenture   -
                         Incorporated   by   reference   to  Exhibit   A-8,
                         Application on Form U-1, SEC File No. 70-8495.

               4-A(1) -Cross-reference sheet showing location in the Subordinated Debenture Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 (Included in Form of Subordinated Debenture Indenture filed as Exhibit 4-A).

               4-B       -Form   of   Preferred   Security  Certificate   -
                         Incorporated by reference to Exhibit A to Exhibit 3-I hereto.

               4-C       -Form  of Subordinated Debenture - Incorporated by
                         reference  to  form   of  Subordinated   Debenture
                         contained in Exhibit 4-A.

               4-D       -Form  of   Payment  and  Guarantee   Agreement  -
                         Incorporated   by   reference   to  Exhibit   B-1,
                         Application on Form U-1, SEC File No. 70-8495.

               5-A -Opinion of Berlack, Israels & Liberman - to be filed by amendment.

               5-B -Opinion of Richard S. Cohen, Esq. - to be filed by amendment.

               5-C -Opinion of Richards, Layton & Finger - to be filed by amendment.

               8 -Opinion of Carter, Ledyard & Milburn - to be filed by amendment.

               12-A -Statement Showing Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

               23-A -Consent of Berlack, Israels & Liberman (to be included in their opinion filed as Exhibit 5-A).

               23-B -Consent of Richard S. Cohen, Esq. (to be included in his opinion filed as Exhibit 5-B).






               23-C -Consent of Richards, Layton & Finger (to be included in their opinion filed as Exhibit 5-C).

               23-D -Consent of Carter, Ledyard & Milburn (to be included in their opinion filed as Exhibit 8).

               23-E      -Consent of Coopers & Lybrand.

               24        -Power of Attorney-included in signature page.

               25 -Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

          _________

               The Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which are designated in prior filings as noted above, are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.


          Item 17.  Undertakings.

               The undersigned registrants hereby undertake:

                    (1)   To  file, during  any period  in which  offers or
          sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by a registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2)  That,   for  the   purposes  of   determining  any
          liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by any such persons in the successful defense of any action, suit or proceeding) is asserted by any such person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


































                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey on the 2nd day of March, 1995.

                                   JERSEY CENTRAL POWER & LIGHT COMPANY


                                   By:
                                          D. Baldassari, President



                                  POWER OF ATTORNEY

               KNOW ALL BY THESE PRESENTS, that Jersey Central Power & Light Company and each of its undersigned officers and directors hereby constitute and appoint each of Richard S. Cohen, John G. Graham, Terrance G. Howson, Ira H. Jolles and Douglas E. Davidson his/her/its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him/her/it and in his/her/its name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said Corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his/her substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities with respect to Jersey Central Power & Light Company and on the dates indicated.
















          Signature                 Title                     Date


                                    Chairman (Principal       March 2, 1995
               (J.R. Leva)          Executive Officer) and
                                    Director

                                    President and Director    March 2, 1995
             (D. Baldassari)

                                    Vice President            March 2, 1995
              (J.G. Graham)         (Principal Financial
                                    Officer) and Director

                                    Vice President,           March 2, 1995
               (D.W. Myers)         Comptroller (Principal
                                    Accounting Officer) and
                                    Director

                                    Vice President and        March 2, 1995
              (M.P. Morrell)        Director

                                    Director                  March 2, 1995
              (R.C. Arnold)

                                    Director                  March 2, 1995
              (G.E. Persson)

                                    Director                  March 2, 1995
             (S.C. Van Ness)

                                    Director                  March 2, 1995
              (S.B. Wiley)

























                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey on the 2nd day of March, 1995.

                                        JCP&L CAPITAL, L.P.
                                        By:  JCP&L Preferred Capital, Inc.,
                                             its general partner


                                        By:
                                               D. Baldassari, President



                                  POWER OF ATTORNEY

               KNOW ALL BY THESE PRESENTS, that JCP&L Capital, L.P. and the undersigned director of JCP&L Preferred Capital, Inc. hereby constitute and appoint each of Richard S. Cohen, John G. Graham, Terrance G. Howson, Ira H. Jolles and Douglas E. Davidson its/his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him and in its/his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said limited partnership itself and said director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity on behalf of JCP&L Preferred Capital, Inc., as the general partner of JCP&L Capital, L.P., and on the date indicated.


               Signature                     Title               Date


          _______________________        Sole Director      March 2, 1995
          D. Baldassari







                                    EXHIBIT INDEX



          Exhibit No.                Description


               1-A       -Form  of  Underwriting   Agreement  relating   to
                         Preferred Securities - To be filed by amendment.

               3-A -Restated Certificate of Incorporation of the Company, as amended-Incorporated by reference to
                         Exhibit 3-A, 1990 Annual Report on Form 10-K, SEC File No. 1-3141.

               3-B -Certificate of Amendment to Restated Certificate of Incorporation, dated June 19, 1992 - Incorporated by reference to Exhibit A-2(a), Certificate Pursuant to Rule 24, SEC File No. 70-7949.

               3-C -Certificate of Amendment to Restated Certificate of Incorporation, dated June 19, 1992 - Incorporated by reference to Exhibit A-2(a)(i), Certificate Pursuant to Rule 24, SEC File No. 70-7949.

               3-D -By-Laws of the Company, as amended - Incorporated by reference to Exhibit 3-B, 1993 Annual Report on Form 10-K, SEC File No. 1-3141.

               3-E -Certificate of Incorporation of JCP&L Preferred Capital, Inc. - Incorporated by reference to Exhibit A-1, Application on Form U-1, SEC File No. 70-8495.

               3-F       -Form of By-Laws of JCP&L Preferred Capital,  Inc.
                         -Incorporated   by   reference  to   Exhibit  A-2,
                         Application on Form U-1, SEC File No. 70-8495.

               3-G       -Certificate  of  Limited  Partnership   of  JCP&L
                         Capital - Incorporated by reference to Exhibit A-3, Application on Form U-1, SEC File No. 70-8495.

               3-H -Form of Limited Partnership Agreement of JCP&L Capital - Incorporated by reference to Exhibit A-4, Application on Form U-1, SEC File No. 70-8495.

               3-I -Form of Amended and Restated Limited Partnership Agreement of JCP&L Capital - Incorporated by reference to Exhibit A-5, Application on Form U-1, SEC File No. 70-8495.

               3-J       -Form of Action  Creating  Preferred Securities  -
                         Incorporated   by   reference   to  Exhibit   A-6,
                         Application on Form U-1, SEC File No. 70-8495.





               4-A       -Form  of  Subordinated   Debenture  Indenture   -
                         Incorporated   by   reference   to  Exhibit   A-8,
                         Application on Form U-1, SEC File No. 70-8495.

               4-A(1) -Cross-reference sheet showing location in the Subordinated Debenture Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 (Included in Form of Subordinated Debenture Indenture filed as Exhibit 4-A).

               4-B       -Form   of   Preferred   Security  Certificate   -
                         Incorporated by reference to Exhibit A to Exhibit 3-I hereto.

               4-C       -Form  of Subordinated Debenture - Incorporated by
                         reference  to  form   of  Subordinated   Debenture
                         contained in Exhibit 4-A.

               4-D       -Form  of   Payment  and  Guarantee   Agreement  -
                         Incorporated   by   reference   to  Exhibit   B-1,
                         Application on Form U-1, SEC File No. 70-8495.

               5-A -Opinion of Berlack, Israels & Liberman - to be filed by amendment.

               5-B -Opinion of Richard S. Cohen, Esq. - to be filed by amendment.

               5-C -Opinion of Richards, Layton & Finger - to be filed by amendment.

               8 -Opinion of Carter, Ledyard & Milburn - to be filed by amendment.

               12-A -Statement Showing Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

               23-A -Consent of Berlack, Israels & Liberman (to be included in their opinion filed as Exhibit 5-A).

               23-B -Consent of Richard S. Cohen, Esq. (to be included in their opinion filed as Exhibit 5-B).

               23-C -Consent of Richards, Layton & Finger (to be included in their opinion filed as Exhibit 5-C).

               23-D -Consent of Carter, Ledyard & Milburn (to be included in their opinion filed as Exhibit 8).

               23-E      -Consent of Coopers & Lybrand.

               24        -Power of Attorney-included in signature page.





               25 -Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.





                               STATEMENT OF DIFFERENCES



          Difference                            Description

          1.   The statements on page 2 of      A statement that the
               each Prospectus will be in       registration statement
               the left-hand margin on the      has been filed and has
               cover pages printed              not become effective.
               vertically.

          2.   The page numbers in the          The printed and distri-
               electronic document do           buted document will have
               not correspond to the pages      fewer pages than the filed
               in the printed document.         document because there is
                                                more material on each page
                                                of the printed document
                                                and Part II is not part of
                                                the printed document.